POWER OF ATTORNEY

       	Know all by these presents, that the undersigned hereby constitutes and appoints each of Kent Walker, Christine Flores, Kenneth Yi, Nancy Walker, and Valentina Margulis and any employees designated by the General Counsel of Alphabet Inc. (the Company), or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney in fact to:

(1)	prepare, execute in the undersigned's name and on the
Undersigned ?s behalf, and submit to the U.S. Securities and Exchange Commission
(the ?SEC?)a Form ID,
including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16 of the Securities Exchange Act of 1934 or any rule or regulation of the SEC promulgated thereunder, or any successor laws and/or regulations;

(2)	execute for and on behalf of the undersigned,
in the undersigned's capacity as an executive officer of the Company, Forms 3, 4, and 5 in accordance with Section 16 of the Securities Exchange Act of 1934;


(3)	do and perform any and all acts for
and on behalf of the undersigned which
may be necessary or desirable to complete
 and execute any such Form 3,4, or 5,
complete and execute any amendment or
amendments thereto, and timely file such form with the SEC, any stock exchange, any national association, and such other person, agency or similar authority, as a consequence of the undersigned ?s ownership, acquisition or disposition of securities of the Company; and

(4)	take any other action of any type whatsoever
 in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts discretion.

       	The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing
whatsoever requisite, necessary, or proper
 to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned hereby ratifies and confirms all that the attorneys-in-fact and their agents shall do or cause to be done by virtue hereof.
The undersigned acknowledges that the foregoing attorneys in fact,in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned ?s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
The undersigned agrees that each such attorney in fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney in fact. The undersigned agrees to indemnify and hold harmless each such attorney in fact against any losses, claims, damages, or liability (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by the undersigned to such attorney in fact for purposes of executing acknowledging, delivering or filing
Form 3, 4, or 5, Form IDs or any amendments thereto, and agrees to reimburse the Company and such attorney in fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

      This Power of Attorney shall remain
in full force and effect until

(i) the undersigned is no longer required to file
Forms 3,4, and 5 with respect to the undersigned ?s holdings of and transactions in securities issued by the Company,

(ii) earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact, or

(iii) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.

       	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23rd day of February 2016.



	        /s/James G. Campbell
		Signature

		James G. Campbell
		Print Name